Exhibit 5.2

August 9, 2012

Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, Maryland 21030

Re:          Registration Statement on Form S-4 filed by Omega Healthcare Investors, Inc.
(File No. 333-182531)

Ladies and Gentlemen:

We have acted as special Alabama counsel to Bayside Alabama Healthcare Second, Inc., an Alabama corporation (the “Alabama Subsidiary”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by Omega Healthcare Investors, Inc., a Maryland corporation (the “Parent”) and the subsidiary guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by the Parent (the “Exchange Offer”) to exchange up to $400,000,000 in aggregate principal amount of the Parent’s 5 7/8% Senior Notes due 2024 (the “Exchange Notes”) for an equal aggregate principal amount of its existing 5 7/8% Senior Notes due 2024, issued and outstanding in the aggregate principal amount of $400,000,000 (the “Initial Notes”), under the indenture dated as of March 19, 2012 (the “Original Indenture”), among the Parent, the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated as of July 2, 2012, and that certain Second Supplemental Indenture dated as of August 9, 2012, each among the Parent, the Subsidiary Guarantors party thereto and the Trustee (the Original Indenture, as so supplemented, being herein referred to as the “Indenture”).  The Trustee and each Holder are referred to collectively herein as the “Beneficiaries”.  All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.

We have not been involved in the preparation of the Registration Statement, nor were we involved in the negotiation, preparation or execution of the Indenture, the Guarantees (as defined below), or any of the related agreements executed or delivered in connection with the Initial Notes or the Exchange Notes. We have been retained solely for the purpose of rendering certain opinions pursuant to Alabama law.

In connection herewith, we have examined:

(1)	the Registration Statement (including all exhibits thereto);

(2)	an executed copy of the Indenture, including the form of the guarantees of the Exchange Notes (each, a “Guarantee,” and collectively, the “Guarantees”) provided for therein;

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(3)	executed copies of the Initial Notes;

(4)	the form of the Exchange Notes;

(5)
the Articles of Incorporation and Bylaws of the Alabama Subsidiary as in effect on the date hereof and as certified by the applicable Secretary, Assistant Secretary or other appropriate representative of the Alabama Subsidiary (the “Organizational Documents”);

(6)	Certificate of Existence from the Secretary of State of the State of Alabama (the “State”) dated July 27, 2012 as to the Alabama Subsidiary;

(7)	Certificate of Good Standing from the Department of Revenue of the State dated July 27, 2012 as to the Alabama Subsidiary; and

(8)
certificates of the respective Secretaries, Assistant Secretaries or other appropriate representatives of the Alabama Subsidiary, certifying as to resolutions relating to the transactions referred to herein, the incumbency of officers, and such other matters as we have deemed appropriate.

The documents referenced as items (1) through (4) above are collectively referred to as the “Transaction Documents.”

We have relied upon such certificates and other documents of public officials and officers of the Alabama Subsidiary as we have deemed relevant or proper as a basis for this opinion.  In this regard, we have relied as to factual matters on the representations and warranties contained in the Transaction Documents.

Assumptions

In addition, we have, with your permission, relied without independent investigation, upon each of the following assumptions:

(a)           Each of the parties to the Transaction Documents other than the Alabama Subsidiary is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

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(b)           Each party to the Transaction Documents that is not an entity organized under the laws of the State, either is qualified to do business as a foreign entity in the State1 or has not and will not engage in activities that would require such qualification.

(c)           The documents submitted to us as originals are authentic and the documents submitted to us as copies conform to the original, executed documents; and all blank spaces contained in the documents submitted to us as originals were properly completed.

(d)           We have assumed the conformity with authentic original documents of all documents which we obtained from the Commission’s Electronic Data Gathering Analysis and Retrieval system (“EDGAR”) or other sites maintained by a court or government authority or regulatory body, and the authenticity of the originals or such latter documents.  If any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes.

(e)           Each party to the Transaction Documents other than the Alabama Subsidiary has the requisite power and authority to execute, deliver and perform its respective obligations under the Transaction Documents.

(f)           The execution and delivery of the Transaction Documents by the parties thereto other than the Alabama Subsidiary and that such execution and delivery by such parties were duly authorized by such parties.

(g)           The genuineness of the signatures of all persons signing any document, instrument or certificate other than persons signing on behalf of the Alabama Subsidiary.

(h)           The Transaction Documents are valid and enforceable against each of the parties thereto (other than the Alabama Subsidiary to the extent opined on below).

(i)           No bankruptcy, insolvency or similar proceeding is pending against any party to the Transaction Documents (other than the Alabama Subsidiary).

1In this opinion, the phrase “qualified to do business in Alabama” by a foreign corporation or other entity refers to such entity’s obtaining and holding a duly issued and validly effective certificate of authority or certificate of registration (as a applicable) from the Secretary of State of the State to transact business in the State under the applicable provisions of the Code of Alabama (1975), as amended, which certificate has not been revoked, and compliance by such entity with all provisions of the law of the State relating to foreign entities transacting or doing business in the State, including, but not limited to the Alabama Business Corporation Law, the Alabama Limited Liability Company Law, the tax statutes of the State relating to foreign entities and Section 232 of the Constitution of Alabama 1901.

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(j)           The performance by the parties of their respective obligations under the Transaction Documents do not and will not contravene or conflict with any applicable law, rule or regulation of any jurisdiction (except that this assumption does not apply to any law, rule or regulation of the State, to the extent covered by the following provisions of this opinion), or any contract, judgment, order or decree of any court or regulatory body applicable to any of the parties or by which any of such parties or their property may be bound.

(k)           There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence on the part of any party to or beneficiary of the Transaction Documents.

(l)           Each party to the Transaction Documents has complied with and will comply with all material terms and conditions of the Transaction Documents to be complied with by it with respect to the issuance of the Guarantees and the Exchange Notes, and its conduct and the conduct of the other parties to the Transaction Documents has complied and will comply with all requirements of good faith, fair dealing and conscionability.

(m)           A court will enforce the provisions of the Transaction Documents that provide that they are to be governed by the laws of the State of New York, and that the laws of the State of New York are the same in all material respects as the laws of the State.

Opinion

Based upon the foregoing, and subject to the assumptions and qualifications set forth herein, we are of the opinion that when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes (in the form examined by us) have been duly executed by the Parent and authenticated and delivered by the Trustee and issued in exchange for the Initial Notes and the Guarantees (in the form examined by us) have been duly executed by the Guarantors, each in accordance with the provisions of the Indenture upon consummation of the Exchange Offer, and otherwise in accordance with the terms of the Registration Statement and the exhibits thereto, the Guarantee executed by the Alabama Subsidiary will constitute a valid and binding obligation of the Alabama Subsidiary.

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Qualifications and Limitations

The opinions set forth above are subject to the following additional qualifications and limitations:

(a)           Our advice on every legal issue addressed in this letter is based exclusively on the internal law of Alabama.  Accordingly, we express no opinion as to matters governed by the laws of any other state or jurisdiction, and we express no opinion as to the laws of any county, municipality or other political subdivision of the State.  Without limiting the generality of the foregoing, none of the opinions or advice contained in this letter cover or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

1.           Federal securities laws and regulations (including the Investment Company Act of 1940 and all other laws and regulations administered by the United States Securities and Exchange Commission, except as expressly provided herein), state “Blue Sky” laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

2.           Fraudulent transfer and fraudulent conveyance laws;

3.           Federal and state tax laws and regulations;

4.           Other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes);

5.           Any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act); and

6.           The effect of any law, regulation or order which hereafter becomes effective.

(b)           Our opinions are subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally.

(c)           Our opinions are subject to the effect of general principles of equity, including, without limitation, limitations on the availability of equitable remedies and concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

(d)           A court of equity could enjoin the Beneficiaries from enforcing their remedies under the Transaction Documents by reason of any unconscionable or inequitable conduct on the Beneficiaries’ part, or if there are equitable defenses, defenses arising from the Beneficiaries’ failure to act in accordance with the terms and provisions of the Transaction Documents, defenses arising as a consequence of the expiration of any period of limitation of actions, or defenses arising out of the doctrine of laches.

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We express no opinion herein as to the enforceability of the Exchange Notes.

We express no opinion as to whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent are, directly or indirectly, made available to such subsidiary for its corporate or other analogous purposes.

Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based.  The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute that may arise in the future.  It is possible that some terms of the Transaction Documents may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Transaction Documents.

This letter speaks as of the time of its delivery on the date it bears.  We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason.

We do not render any opinions except as expressly set forth above.  The opinion set forth herein is made as of the date hereof.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the captions “Legal Matters.”  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

MAYNARD, COOPER & GALE, P.C.

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Schedule I

Subsidiary Guarantors

Subsidiary	State or other jurisdiction of formation
1200 Ely Street Holdings Co. LLC	Michigan
2425 Teller Avenue, LLC	Colorado
42235 County Road Holdings Co. LLC	Michigan
48 High Point Road, LLC	Maryland
Arizona Lessor - Infinia, Inc.	Maryland
Baldwin Health Center, Inc.	Pennsylvania
Bayside Alabama Healthcare Second, Inc.	Alabama
Bayside Arizona Healthcare Associates, Inc.	Arizona
Bayside Arizona Healthcare Second, Inc.	Arizona
Bayside Colorado Healthcare Associates, Inc.	Colorado
Bayside Colorado Healthcare Second, Inc.	Colorado
Bayside Indiana Healthcare Associates, Inc.	Indiana
Bayside Street II, Inc.	Delaware
Bayside Street, Inc.	Maryland
Canton Health Care Land, Inc.	Ohio
Carnegie Gardens LLC	Delaware
Center Healthcare Associates, Inc.	Texas
CFG 2115 Woodstock Place LLC	Delaware
Cherry Street – Skilled Nursing, Inc.	Texas
Colonial Gardens, LLC	Ohio
Colorado Lessor - Conifer, Inc.	Maryland
Copley Health Center, Inc.	Ohio
CSE Albany LLC	Delaware
CSE Amarillo LLC	Delaware
CSE Anchorage LLC	Delaware
CSE Arden L.P.	Delaware
CSE Augusta LLC	Delaware
CSE Bedford LLC	Delaware
CSE Blountville LLC	Delaware
CSE Bolivar LLC	Delaware
CSE Cambridge LLC	Delaware
CSE Cambridge Realty LLC	Delaware
CSE Camden LLC	Delaware
CSE Canton LLC	Delaware
CSE Casablanca Holdings II LLC	Delaware
CSE Casablanca Holdings LLC	Delaware
CSE Cedar Rapids LLC	Delaware
CSE Centennial Village	Delaware
CSE Chelmsford LLC	Delaware
CSE Chesterton LLC	Delaware
CSE Claremont LLC	Delaware

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Subsidiary	State or other jurisdiction of formation
CSE Corpus North LLC	Delaware
CSE Crane LLC	Delaware
CSE Denver Iliff LLC	Delaware
CSE Denver LLC	Delaware
CSE Douglas LLC	Delaware
CSE Dumas LLC	Delaware
CSE Elkton LLC	Delaware
CSE Elkton Realty LLC	Delaware
CSE Fairhaven LLC	Delaware
CSE Fort Wayne LLC	Delaware
CSE Frankston LLC	Delaware
CSE Georgetown LLC	Delaware
CSE Green Bay LLC	Delaware
CSE Hilliard LLC	Delaware
CSE Huntingdon LLC	Delaware
CSE Huntsville LLC	Delaware
CSE Indianapolis-Continental LLC	Delaware
CSE Indianapolis-Greenbriar LLC	Delaware
CSE Jacinto City LLC	Delaware
CSE Jefferson City LLC	Delaware
CSE Jeffersonville-Hillcrest Center LLC	Delaware
CSE Jeffersonville-Jennings House LLC	Delaware
CSE Kerrville LLC	Delaware
CSE King L.P.	Delaware
CSE Kingsport LLC	Delaware
CSE Knightdale L.P.	Delaware
CSE Lake City LLC	Delaware
CSE Lake Worth LLC	Delaware
CSE Lakewood LLC	Delaware
CSE Las Vegas LLC	Delaware
CSE Lawrenceburg LLC	Delaware
CSE Lenoir L.P.	Delaware
CSE Lexington Park LLC	Delaware
CSE Lexington Park Realty LLC	Delaware
CSE Ligonier LLC	Delaware
CSE Live Oak LLC	Delaware
CSE Logansport LLC	Delaware
CSE Lowell LLC	Delaware
CSE Marianna Holdings LLC	Delaware
CSE Memphis LLC	Delaware
CSE Mobile LLC	Delaware
CSE Moore LLC	Delaware
CSE North Carolina Holdings I LLC	Delaware
CSE North Carolina Holdings II LLC	Delaware
CSE Omro LLC	Delaware
CSE Orange Park LLC	Delaware
CSE Orlando-Pinar Terrace Manor LLC	Delaware

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Subsidiary	State or other jurisdiction of formation
CSE Orlando-Terra Vista Rehab LLC	Delaware
CSE Pennsylvania Holdings	Delaware
CSE Piggott LLC	Delaware
CSE Pilot Point LLC	Delaware
CSE Ponca City LLC	Delaware
CSE Port St. Lucie LLC	Delaware
CSE Richmond LLC	Delaware
CSE Ripley LLC	Delaware
CSE Ripon LLC	Delaware
CSE Safford LLC	Delaware
CSE Salina LLC	Delaware
CSE Seminole LLC	Delaware
CSE Shawnee LLC	Delaware
CSE Spring Branch LLC	Delaware
CSE Stillwater LLC	Delaware
CSE Taylorsville LLC	Delaware
CSE Texarkana LLC	Delaware
CSE Texas City LLC	Delaware
CSE The Village LLC	Delaware
CSE Upland LLC	Delaware
CSE Walnut Cove L.P.	Delaware
CSE West Point LLC	Delaware
CSE Whitehouse LLC	Delaware
CSE Williamsport LLC	Delaware
CSE Winter Haven LLC	Delaware
CSE Woodfin L.P.	Delaware
CSE Yorktown LLC	Delaware
Dallas – Skilled Nursing, Inc.	Texas
Delta Investors I, LLC	Maryland
Delta Investors II, LLC	Maryland
Desert Lane LLC	Delaware
Dixon Health Care Center, Inc.	Ohio
Florida Lessor – Crystal Springs, Inc.	Maryland
Florida Lessor – Emerald, Inc.	Maryland
Florida Lessor – Lakeland, Inc.	Maryland
Florida Lessor – Meadowview, Inc.	Maryland
Florida Real Estate Company, LLC	Florida
Georgia Lessor - Bonterra/Parkview, Inc.	Maryland
Greenbough, LLC	Delaware
Hanover House, Inc.	Ohio
Heritage Texarkana Healthcare Associates, Inc.	Texas
House of Hanover, Ltd	Ohio
Hutton I Land, Inc.	Ohio
Hutton II Land, Inc.	Ohio
Hutton III Land, Inc.	Ohio
Indiana Lessor – Jeffersonville, Inc.	Maryland
Indiana Lessor – Wellington Manor, Inc.	Maryland

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Subsidiary	State or other jurisdiction of formation
Jefferson Clark, Inc.	Maryland
LAD I Real Estate Company, LLC	Delaware
Lake Park – Skilled Nursing, Inc.	Texas
Leatherman 90-1, Inc.	Ohio
Leatherman Partnership 89-1, Inc.	Ohio
Leatherman Partnership 89-2, Inc.	Ohio
Long Term Care – Michigan, Inc.	Michigan
Long Term Care – North Carolina, Inc.	North Carolina
Long Term Care Associates – Illinois, Inc.	Illinois
Long Term Care Associates – Indiana, Inc.	Indiana
Long Term Care Associates – Texas, Inc.	Texas
Meridian Arms Land, Inc.	Ohio
North Las Vegas LLC	Delaware
NRS Ventures, L.L.C.	Delaware
OHI (Connecticut), Inc.	Connecticut
OHI (Florida), Inc.	Florida
OHI (Illinois), Inc.	Illinois
OHI (Indiana), Inc.	Indiana
OHI (Iowa), Inc.	Iowa
OHI (Kansas), Inc.	Kansas
OHI Asset (CA), LLC	Delaware
OHI Asset (CO), LLC	Delaware
OHI Asset (CT) Lender, LLC	Delaware
OHI Asset (FL), LLC	Delaware
OHI Asset (FL) Lender, LLC	Delaware
OHI Asset (ID), LLC	Delaware
OHI Asset (IL), LLC	Delaware
OHI Asset (IN), LLC	Delaware
OHI Asset (IN) Greensburg, LLC	Delaware
OHI Asset (IN) Indianapolis, LLC	Delaware
OHI Asset (IN) Wabash, LLC	Delaware
OHI Asset (IN) Westfield, LLC	Delaware
OHI Asset (LA), LLC	Delaware
OHI Asset (MD), LLC	Delaware
OHI Asset (MI), LLC	Delaware
OHI Asset (MI/NC), LLC	Delaware
OHI Asset (MO), LLC	Delaware
OHI Asset (OH) Lender, LLC	Delaware
OHI Asset (OH) New Philadelphia, LLC	Delaware
OHI Asset (OH), LLC	Delaware
OHI Asset (PA) Trust	Maryland
OHI Asset (PA), LLC	Delaware
OHI Asset (SMS) Lender, Inc.	Maryland
OHI Asset (TX), LLC	Delaware
OHI Asset CSB LLC	Delaware
OHI Asset CSE – E, LLC	Delaware
OHI Asset CSE – U, LLC	Delaware

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Subsidiary	State or other jurisdiction of formation
OHI Asset Essex (OH), LLC	Delaware
OHI Asset HUD CFG, LLC	Delaware
OHI Asset HUD SF, LLC	Delaware
OHI Asset HUD WO, LLC	Delaware
OHI Asset II (CA), LLC	Delaware
OHI Asset II (FL), LLC	Delaware
OHI Asset II (PA) Trust	Maryland
OHI Asset III (PA) Trust	Maryland
OHI Asset IV (PA) Silver Lake Trust	Maryland
OHI Asset, LLC	Delaware
OHI of Texas, Inc.	Maryland
OHI Sunshine, Inc.	Florida
OHI Tennessee, Inc.	Maryland
OHIMA, Inc.	Massachusetts
Omega (Kansas), Inc.	Kansas
Omega TRS I, Inc.	Maryland
Orange Village Care Center, Inc.	Ohio
OS Leasing Company	Kentucky
Panama City Nursing Center LLC	Delaware
Parkview – Skilled Nursing, Inc.	Texas
Pavillion North Partners, Inc.	Pennsylvania
Pavillion North, LLP	Pennsylvania
Pavillion Nursing Center North, Inc.	Pennsylvania
Pine Texarkana Healthcare Associates, Inc.	Texas
Reunion Texarkana Healthcare Associates, Inc.	Texas
San Augustine Healthcare Associates, Inc.	Texas
Skilled Nursing – Gaston, Inc.	Indiana
Skilled Nursing – Herrin, Inc.	Illinois
Skilled Nursing – Hicksville, Inc.	Ohio
Skilled Nursing – Paris, Inc.	Illinois
Skyler Maitland LLC	Delaware
South Athens Healthcare Associates, Inc.	Texas
St. Mary’s Properties, Inc.	Ohio
Sterling Acquisition Corp.	Kentucky
Sterling Acquisition Corp. II	Kentucky
Suwanee, LLC	Delaware
Texas Lessor – Stonegate GP, Inc.	Maryland
Texas Lessor – Stonegate, Limited, Inc.	Maryland
Texas Lessor – Stonegate, LP	Maryland
Texas Lessor – Treemont, Inc.	Maryland
The Suburban Pavilion, Inc.	Ohio
Washington Lessor – Silverdale, Inc.	Maryland
Waxahachie Healthcare Associates, Inc.	Texas
West Athens Healthcare Associates, Inc.	Texas
Wilcare, LLC	Ohio